Exhibit 10.5

SECOND

AMENDMENT

dated as of May 1, 2018

to the

GRAIN BIN LEASE AGREEMENT

dated as of June 1, 2015

between

FCStone Merchant Services, LLC ("FMS")

and

Agri-Energy, LLC ("Agri")

The parties have previously entered into that certain Grain Bin Lease Agreement dated as of June 1, 2015 (the "Lease"), which along with any amendments, schedules, annexes, exhibits and Confirmation that thereto constitute (the "Agreement"). The parties have now agreed to amend the Agreement by the terms of this Amendment (this "Amendment").

A.	AMENDMENT TO LEASE

1)	12. Assignment, shall be amended as follows:

a.	"(iii) this Agreement may be assigned without consent for the benefit of FCStone's creditors. In such event, FCStone shall give notice as soon as practical to the Company;"
b.	Subsection "(iii)" shall hereby be renumbered "(iv)."

B.	REPRESENTATIONS

Each party represents to the other party in respect of the Agreement, that all representations made by it pursuant to the Agreement are true and accurate as of the date of this Amendment.

C.	MISCELLANEOUS

1)	Entire Agreement; Restatement

(i)     This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(ii)     Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

D.	CONFLICTS

For any conflict between the terms of this Amendment and any term of the Agreement, this Amendment shall govern.

E.	COUNTERPARTS

This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

F.	HEADINGS

The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

G.	GOVERNING LAW

This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF the parties have executed this Amendment on the respective dates specified below with effect from the date specified first on the first page of this Amendment.

Agri-Energy, LLC	FCStone Merchant Services, LLC

By: /s/ Christopher M/ Ryan	By: /s/ Brent Grecian
Name: Christopher M. Ryan Title: President Date: 5/2/18	Name: Brent Grecian Title: President & CEO Date: 5/2/18

By: /s/ Tricia Harrod
Name: Tricia Harrod Title: CRO Date: 5/2/18